Exhibit 99.1

MDWerks’ Two Trees Beverages Subsidiary Announces

Co-Sponsorship of Team Combat League in New Multi-Year Agreement

Green Cove Springs, FL – January 23, 2024 – MDWerks, Inc. (“MDWerks” or the “Company”) (OTC: MDWK), a forward-thinking company leading the charge in the world of sustainable technology, today announced that the Company’s award-winning Two Trees Beverages subsidiary (“Two Trees”) has agreed to an exciting new co-sponsorship of Team Combat League (“TCL”), the nation’s first and only boxing league with a franchise team format. Under the terms of the multi-year co-sponsorship agreement, TCL will promote the Company’s fine spirits brands, including Two Trees® and Tim Smith Spirits®, on TCL telecasts through logo placement on mats, signs, banners, and uniform patches as well as through the sale of the Company’s distinguished, Sustainably Matured™ whiskeys at certain TCL events.

Steven Laker, CEO of MDWerks, commented, “Two Trees is delighted to co-sponsor Team Combat League as it embarks on its second season in March 2024. We believe this alignment provides exposure to both Two Trees as well as Tim Smith Spirits branded products across a large demographic of viewers within the rapidly growing team sports arena. In the US, spectators already have gravitated quickly to TCL’s unique team boxing concept during its inaugural season.

“Both TCL and MDWerks are progressing through the early stages of their development and have identified extended pathways for growth. While TCL advances an exciting new sport format, MDWerks is disrupting the spirits industry, among other sectors, with a novel energy wave technology platform that promotes environmental sustainability, innovation, and efficiency. This co-sponsorship is an excellent opportunity for MDWerks to leverage TCL’s expanding profile to introduce our brands to a wider consumer audience as well as our technology platform to potential new business partners. MDWerks is thrilled to have Two Trees join TCL for what is sure to be an entertaining second season.”

TCL’s President, Dewey Cooper, added, “Team Combat League is fortunate to gain an excellent co-sponsor like Two Trees Beverages, which is known for impeccable quality, innovation, and environmental responsibility in crafting its award-winning fine spirits brands. We anticipate a long and mutually beneficial relationship with the Two Trees team.”

About MDWerks, Inc.

MDWerks, Inc. (“MDWerks”) (OTC: MDWK) is a forward-thinking company that is leading the charge in the world of sustainable technology. As a prominent provider of energy wave technologies, MDWerks is committed to developing innovative solutions that help businesses reduce their energy costs and drive business value. For more information, please visit https://mdwerksinc.com/.

About Two Trees Beverage Company

MDWerks’ wholly owned subsidiary, Two Trees Beverage Company, is headquartered deep in the Appalachian Mountain country, creating fine spirits, aged sustainably. Two Trees’ fine spirits brands, including Two Trees® and Tim Smith Spirits®, have received multiple industry awards, including recent recognition at the 2022 Sip Awards, the 2022 Fifty Best Awards, and the 2023 Best of Asheville. For more information, please visit https://twotreesdistilling.com/.

About Team Combat League

Launched in March 2023, Team Combat League (“TCL”) competitions employ a unique and exclusive point scoring system. Each match contains 24 three-minute rounds of nonstop action with a 15-minute halftime after round 12. Teams compete across six weight categories, five male and one female. Each round is scored individually with additional points added for knockouts and knockdowns. One point to each team for a draw, two points for a decision, additional points for knockdowns and maximum six points for fight stoppage. At the conclusion of the 24 rounds, the team with the most points wins. Each TCL season begins in March and concludes with the championship match, The Super Fight. A total of 12 teams will participate in the 2024 season, up from 6 teams in the league’s inaugural season in 2023. For more information, please visit: https://teamcombatleague.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified by the use of the terms “will,” “look forward to” and “aim,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing our business in its most recent annual report on Form 10-K, and any subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the filings with the Securities and Exchange Commission identified above, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact:

MDWerks, Inc.

Steven Laker

T: (252) 501-0019

stevel@mdwerksinc.com

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@equityny.com